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                                                                     EXHIBIT 5.1


 (713) 758-2222                                                  (713) 758-2346
                                November 5, 1997


Newfield Exploration Company
363 North Sam Houston Parkway East
Suite 2020
Houston, Texas  77060

Ladies and Gentlemen:

         We have acted as counsel to Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's 7.45% Series B Senior Notes due 2007 (the "Notes").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended, and Bylaws of the Company, (ii) the Indenture dated as of October 15, 1997 (the "Indenture") by and among the Company and First Union National Bank, as Trustee (the "Trustee") and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus.

         Based on the foregoing, we are of the opinion that when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, such Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.
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Newfield Exploration Company
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November 5, 1997


         The foregoing opinion is limited in all respects to the laws of the State of New York and federal laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.